EXHIBIT 10.d
                             AGREEMENT AND RELEASE

         THIS AGREEMENT AND RELEASE (the "Agreement") is entered into as of the 22nd day of May, 1996 (the "date hereof"), by and between SUNBEAM CORPORATION, a Delaware corporation (the "Company"), and Roger W. Schipke ("Employee").

                                    RECITALS:

         A. The Company and Employee are parties to a certain Employment Agreement dated as of August 1, 1993 (as amended, the "Employment Agreement") and a certain Equity Award Agreement, also dated as of August 1, 1993 (as amended, the "Equity Award Agreement");

         B. Employee has notified the Company of his intention to terminate the Employment Agreement pursuant to provisions thereof, and the Company and Employee have mutually agreed to the termination of Employee's employment on the terms set forth herein;

         NOW, THEREFORE, in consideration of the Recitals set forth above, the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. TERMINATION OF EMPLOYMENT PURSUANT TO THE EMPLOYMENT AGREEMENT. Employee and the Company agree that Employee's employment is hereby terminated, effective as of May 20, 1996. Employee also hereby resigns, effective May 20, 1996, all elected or appointed offices or directorships held by him with the Company and/or any of its subsidiaries or any member of the "SOC Group," as defined below.

         SECTION 2. PAYMENTS TO EMPLOYEE AND TO THE COMPANY. A. PAYMENT TO EMPLOYEE - In consideration of the execution and delivery of this Agreement by Employee, and of the releases and covenant not to sue provided for hereunder, upon execution by Employee of this Agreement, Employee shall be entitled to the balance of base salary payments due to him under the Employment Agreement in the sum of $625,000, less applicable withholdings as reflected on EXHIBIT A attached hereto. The net amount due to Employee ($440,937.48) is herein referred to as the "Lump Sum".

         B. PAYMENT TO THE COMPANY - Employee is indebted to the Company in the sum of $669,630 (the "Note Balance") pursuant to two promissory notes dated August 31, 1993 and December 31, 1993, respectively, which notes are accelerated by their terms by reason of the termination of Employee's employment. Employee hereby authorizes the Company to apply the Lump Sum referred to in subparagraph 2.A above against the Note Balance. The difference between the Note Balance and the Lump Sum (i.e.$228,692.52) shall be paid by Employee to the Company simultaneously with the Company's delivery to Employee of the Restricted Stock referred to in Section 3 below.

         C. SERP ACCOUNT - In addition to the sums due to him pursuant to Subsection 2.A above, Employee shall receive the balance of his vested Supplemental Executive Retirement Plan account with the Company, less applicable withholdings. Such amount shall be paid to Employee simultaneously with the Company's delivery to Employee of the Restricted Stock referred to in Section 3 below.

         D. ACKNOWLEDGMENTS - Employee acknowledges that he is not vested in any bonus or other incentive plan and that nothing is due and owing to him under any such arrangement. Employee hereby acknowledges that upon the making of the payments provided for herein, Employee will have received


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payment in full of all amounts due and owing to him under the Employment
Agreement, except for reimbursement of expenses in the ordinary course (which the Company will process promptly upon receipt from Employee).

         SECTION 3. STOCK OPTIONS AND RESTRICTED STOCK. In consideration of the execution and delivery of this Agreement and the releases and covenant not to sue set forth herein, upon execution by Employee of this Agreement, all restrictions on the remaining 42,500 Restricted Shares awarded to Employee pursuant to the Equity Award Agreement shall lapse (and the Company shall cause such shares to be delivered to Employee simultaneously with the payment being made by Employee to the Company pursuant to Subparagraph 2.B above), and Employee shall be fully vested in the Option awarded to him pursuant to the Equity Award Agreement. Employee's exercise of the Option shall be in accordance with the terms and conditions of the Equity Award Agreement.

         SECTION 4. BENEFIT PLANS. In consideration of the execution and delivery of this Agreement and the releases and covenant not to sue set forth herein, upon execution by Employee of this Agreement, Employee shall continue to receive (i) health and dental insurance and (ii) life insurance in the face amount of One million dollars ($1,000,000) during the balance of 1996 and throughout 1997 at the cost and expense of the Company, subject to Employee's continuing obligation to make the Employee's contribution towards the cost of such coverages as in effect on the date hereof, or as hereafter modified with respect to all other employees of the Company who are participants in such plans. Employee's right to the continuation of insurance coverages pursuant to the provisions of COBRA shall become effective as of January 1, 1998 and shall continue thereafter for the period of time prescribed by law.

         SECTION 5. RELEASE AND COVENANT NOT TO SUE. In consideration of the sums payable to (and the benefits provided to) Employee as set forth above, Employee hereby RELEASES and FOREVER DISCHARGES the Company and any parent, subsidiary, affiliated or related company or trust, including, but not limited to, its or their respective predecessors, past and present officers, directors, shareholders, agents, employees, legal representatives, successors, trustees, fiduciaries, and assigns (collectively the "SOC Group"), of and from (and does hereby WAIVE), any and all rights, contracts, claims (including claims sounding in tort), damages, actions, causes of action, and suits, whether or not presently known, suspected or claimed, which Employee ever had, now has or claims, or might hereafter have or claim against the SOC Group (including the Company) and each and all of them, relating to, directly or indirectly, any matter or thing occurring, in whole or in part, at any time, including, without limitation, any and all rights, claims, grievances, arbitrations, or causes of action which Employee has asserted, could assert, or which could be asserted on his behalf relating to his employment with the Company prior to the date of execution and delivery of this Agreement or his separation from such employment under any federal, state or local law, ordinance, regulation or rule, all of the foregoing as heretofore or hereafter amended, or under any court decree, heretofore or hereafter promulgated. Employee also WAIVES ANY AND ALL RIGHTS under the laws of any jurisdictions in the United States that would limit the foregoing release and waiver. Employee recognizes that, among other things, he is releasing the SOC Group (including the Company), of and from any and all claims he might have against it, or any of them, for pain and suffering, emotional distress, and for discrimination based on age, sex, national origin or color, mental or physical handicap or disability, or religious belief. Employee also COVENANTS NOT TO SUE the SOC Group, or any of them, for any of the matters covered by this Section 5.

         There is expressly excluded from the scope of the above release Employee's right to receive the benefits of this Agreement. There also is excepted from the scope of this Release and Covenant not to Sue, any and all claims which Employee may have for indemnification from the Company by reason of

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his service as a director or officer of the Company or any of its subsidiaries, pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of the Company; provided that Employee shall cooperate fully with the Company in the defense of any and all such claims for which indemnification is provided to Employee by the Company.

         EMPLOYEE ACKNOWLEDGES THAT THE COMPANY HAS GIVEN HIM ADEQUATE TIME WITHIN WHICH TO CONSIDER THIS AGREEMENT AND HAS ADVISED HIM IN WRITING TO CONSULT WITH COUNSEL BEFORE SIGNING THIS AGREEMENT. HE REPRESENTS AND WARRANTS THAT HE HAS CONSULTED WITH COUNSEL IN THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS AND THAT HE HAS ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY.

         SECTION 6. COVENANTS OF CONFIDENTIALITY AND NON-COMPETITION. The parties hereby incorporate by reference the Confidentiality and Noncompetition provisions of Section 8 of the Employment Agreement and the related provisions of Section 9 thereof, and Employee expressly acknowledges his obligations of Confidentiality and Noncompetition.

         SECTION 7.  MISCELLANEOUS.

         a. Except as otherwise provided in this Agreement, all notices required or permitted hereunder or process relating hereto shall be in writing and signed by the party giving notice, and shall be deemed to have been given when hand-delivered by personal delivery, by Federal Express or similar courier service, when sent and confirmed by facsimile, or three (3) days after being deposited in the United States mail, registered or certified, with postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:        SUNBEAM CORPORATION
                                            2100 New River Center
                                            200 East Las Olas Boulevard
                                            Fort Lauderdale, FL 33301
                                            Attention: General Counsel

                                            Facsimile: (954) 767-2105

                  If to the Employee:       Roger W. Schipke
                                            430 Lido Drive
                                            Fort Lauderdale, FL 33301

                  or to such other address as either party may designate for himself or itself by notice given to the other party from time to time in accordance with the provisions hereof.

         b. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns.

         c. No delay on the part of either party in the exercise of any right or remedy shall operate

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                  as a waiver thereof, and no single or partial exercise by a party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of any breach or condition of this Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Agreement.

         d. This Agreement has been negotiated by the parties, each being represented by counsel, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

         e. Whenever possible, each provision of this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

         f. All discussions, correspondence, understandings and agreements heretofore made between the parties are superseded by and merged into this Agreement, which alone fully and completely expresses the agreement between the parties with respect to the subject matter hereof (except for provisions of the Employment Agreement and of the Equity Award Agreement which are specifically referred to or incorporated by reference herein), and the same is entered into with neither party relying upon any statement or representation made by or on behalf of any party not embodied in this Agreement. Any modification of this Agreement may be made only by a written agreement signed by both of the parties to this Agreement.

         g. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of laws.

         h. The parties hereby agree that the provisions of Section 16 of the Employment Agreement are by this reference incorporated herein.

         i. No third party shall be deemed to be or shall be, or become, a beneficiary of any provision of this Agreement. By entering into this Agreement, the Company has not agreed to grant similar benefits to any other employee, whether or not similarly situated, and no precedent, practice, policy or usage shall be established by the entry of the Company into this Agreement.

         j. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and each of which, when taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below and as of the date and year first above written.

EMPLOYEE                                 SUNBEAM CORPORATION

/s/ ROGER W. SCHIPKE                     /s/ CHARLES J. THAYER
- --------------------                     ---------------------
Roger W. Schipke
                                         By: CHARLES J. THAYER
                                         Its: VICE CHAIRMAN
Date: MAY 28, 1996                       Date: MAY 22, 1996






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                                    EXHIBIT A

         Contractual Yearly Pay:                      $1,000,000
         Payments made through May 15                   (375,000.03)
         Payment Due                                     624,999.97
                                                     ---------------

         FIT @ 28%                                      (174,999.99)
         Medicare @ 1.45%                                 (9,062.50)
                                                     ---------------

         Net Pay                                         440,937.48
                                                     ===============



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